UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On November 16, 2005, our Compensation Committee, after receiving the recommendation of our Nominating and Corporate Governance Committee (which was based, in part, on the report of our outside advisors, Mercer Human Resources Consulting), revised the annual grant of restricted stock under our 2003 Stock Incentive Plan to each of our non-employee directors. Each revised grant represents a value of $105,000 based upon the market value of our common stock on November 16, 2005, and will be made on December 1, 2005. The restricted stock vests on December 1, 2008.

     In addition, our Nominating and Corporate Governance Committee approved for each non-employee director an annual fee of $35,000 for serving as a director and $1,500 for each day during which he or she participates in a meeting of our Board of Directors and, if on a separate day, $1,000 for each day during which he or she participates in a meeting of a committee of our Board of Directors of which he or she is a member, with the exception of the meetings of the Audit Committee, which shall have a $1,500 daily meeting fee. The Committee also approved the following annual fees: $40,000 to the Lead Director; $5,000 to the Chairperson of each committee (other than Audit Committee); and $7,500 to the Chairperson and financial expert of the Audit Committee.

     Our Compensation Committee is responsible for determining the grant of equity-based awards under our equity plans and our Nominating and Corporate Governance Committee is responsible for determining overall director and board committee member compensation for our non-employee directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon

James V. McKeon
Title: Chief Financial Officer